UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 26, 2006
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5318	25-0900168

(Commission File Number)	(IRS Employer Identification No.)
World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
Item 9.01	Financial Statements and Exhibits
EX-99.1

Item 2.02 Results of Operations and Financial Condition
On July 26, 2006, Kennametal Inc. (the “Company”) issued a press release announcing financial results for its fourth quarter and year ended June 30, 2006.
The press release contains certain non-GAAP financial measures, including gross profit, operating expense, operating income, income from continuing operations, net income and diluted earnings per share, in each case excluding special items. The special items include: (a) J&L Industrial Supply gain on sale and transaction-related charges, loss on sale of Kemmer Praezision electronics business, tax impact of cash repatriation under the American Jobs Creation Act, consumer products group goodwill impairment and transaction-related charges, loss on sale of UK-based high speed steel business and favorable resolution to tax contingencies, all for the quarter and year ended June 30, 2006; and (b) Full Service Supply goodwill impairment and loss on sale for the year ended June 30, 2005. The press release also contains adjusted free operating cash flow, adjusted sales and adjusted return on invested capital, which are also non-GAAP measures and are defined below.
Management excludes these items in measuring and compensating internal performance to more easily compare the Company’s financial performance period to period. Management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current, past and future periods.
Management believes that investors should have available the same information that management uses to assess operating performance, determine compensation and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Adjusted Free Operating Cash Flow
Free operating cash flow is a non-GAAP financial measure and is defined as cash provided by operations (in accordance with GAAP) plus proceeds from disposals of fixed assets less capital expenditures. Management has further adjusted free operating cash flow for the following significant one-time cash items: repayment of our Accounts Receivable Securitization Program and pension funding. Management considers free operating cash flow to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for strategic initiatives (such as acquisitions), dividends, debt repayment and other investing and financing activities. Management considers adjusted free operating cash flow to be an important indicator of Kennametal’s future cash generating capability because it excludes significant one-time items.
Adjusted Sales
Kennametal adjusts current period sales as reported under GAAP for specific items including foreign currency translation and adjusts current and prior period sales for the net effect of acquisitions, divestitures and inter-segment reclasses. Management believes that adjusting sales as reported under GAAP yields a more consistent comparison of year over year results and provides additional insight into the underlying operations. Management uses this information in reviewing operating performance and in the determination of compensation.
Adjusted Return on Invested Capital
Adjusted Return on Invested Capital is a non-GAAP financial measure and is defined as the previous 12 months’ net income, adjusted for interest expense, securitization fees, minority interest expense and special items, divided by the sum of the previous 12 months’ average balances of debt, securitized accounts receivable, minority interest and shareowners’ equity. Management believes that this financial measure provides additional insight into the underlying capital structuring and performance of the Company. Management utilizes this non-GAAP measure in determining compensation and assessing the operations of the Company.
A copy of the Company’s earnings announcement is furnished under Exhibit 99.1 attached hereto. Reconciliations of the above non-GAAP financial measures are included in the earnings announcement.
Additionally, during our quarterly teleconference we may use various non-GAAP financial measures to describe the underlying operating results. Accordingly, we have compiled below certain reconciliations as required by Regulation G.

Adjusted EBIT
EBIT is an acronym for Earnings Before Interest and Taxes and is a non-GAAP financial measure. The most directly comparable GAAP measure is net income. However, we believe that EBIT is widely used as a measure of operating performance and we believe EBIT to be an important indicator of the Company’s operational strength and performance. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining liquidity that is calculated in accordance with GAAP. Additionally, Kennametal will adjust EBIT for minority interest expense, interest income, securitization fees and special items. Management uses this information in reviewing operating performance and in the determination of compensation.
Debt to Capital
Debt to equity in accordance with GAAP is defined as total debt divided by shareowners’ equity. Debt to capital is a non-GAAP financial measure and is defined by Kennametal as total debt divided by total shareowners’ equity plus minority interest plus total debt. Management believes that this financial measure provides additional insight into the underlying capital structuring and performance of the Company.
Primary Working Capital
Primary working capital is a non-GAAP financial measure and is defined as accounts receivable, net plus inventories, net minus accounts payable. The most directly comparable GAAP measure is working capital, which is defined as current assets less current liabilities. We believe primary working capital better represents Kennametal’s performance in managing certain assets and liabilities controllable at the business unit level and is used as such for internal performance measurement.

SUPPLEMENTAL INFORMATION AND RECONCILIATIONS
KENNAMETAL INC. EBIT RECONCILIATION (Unaudited)

	Quarter Ended		Twelve Months Ended
	June 30,		June 30,
(in thousands, except percents)	2006	2005	2006	2005

Net income, as reported	$164,196	$37,740	$256,283	$119,291
Net income as a percent of sales	26.8%	6.4%	11.0%	5.4%
Add back:
Interest	7,478	7,897	31,019	27,277
Taxes	123,536	21,842	172,902	60,967

EBIT	295,210	67,479	460,204	207,535
Additional adjustments:
Minority interest expense	525	238	2,566	3,592
Interest income	(1,821)	(1,384)	(4,838)	(3,426)
Securitization fees	1,288	981	4,764	3,186
Special Items:
Gain on sale of J&L	(234,875)	—	(234,875)	—
J&L transaction-related charges	5,436	—	7,307	—
Loss on sale of Presto	1,410	—	9,457	—
Loss (income) from discontinued operations, net of income taxes	11,440	(1,496)	15,968	(5,372)
FSS goodwill impairment charge	—	—	—	4,707
FSS loss on sale	—	—	—	1,546

Adjusted EBIT	$78,613	$65,818	$260,553	$211,768

Adjusted EBIT as a percent of sales	12.8%	11.1%	11.2%	9.6%
RECONCILIATION OF PRIMARY WORKING CAPITAL TO GAAP WORKING CAPITAL (Unaudited)

	June 30,
(in thousands, except percents)	2006	2005
Current assets	$1,086,857	$831,062
Current liabilities	461,591	428,658

Working capital in accordance with GAAP	$625,266	$402,404

Excluding items:
Cash and cash equivalents	(233,976)	(43,220)
Deferred income taxes	(55,328)	(70,391)
Current assets held for sale	(24,280)	—
Other current assets	(51,610)	(37,466)

Total excluded current assets	$(365,194)	$(151,077)

Adjusted current assets	721,663	679,985

Short-term debt, including notes payable	(2,214)	(50,889)
Accrued liabilities	(331,405)	(222,930)

Total excluded current liabilities	(333,619)	(273,819)

Adjusted current liabilities	127,972	154,839

Primary working capital	$593,691	$525,146

Primary working capital as a percentage of sales	25.5%	23.8%

DEBT TO CAPITAL RECONCILIATION (Unaudited):

	June 30
(in thousands)	2006	2005
Total debt	$411,722	$437,374
Total shareowners’ equity	1,295,365	972,862

Debt to equity, GAAP	31.8%	45.0%

Total debt	$411,722	$437,374
Minority interest	14,626	17,460
Total shareowners’ equity	1,295,365	972,862

Total capital	$1,721,713	$1,427,696

Debt to capital	23.9%	30.6%

EFFECTIVE TAX RATE RECONCILIATION TO GAAP — (Unaudited)

2006 Reported Quarter Effective Tax Rate	41.2%
Gain on sale of J&L and transaction-related charges	(8.4)
Tax impact of cash repatriation under AJCA	(3.7)
Loss on sale of Presto	(0.6)
Favorable resolution of tax contingencies	3.6

2006 Adjusted Quarter Effective Tax Rate	32.1%

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1 Fiscal 2006 Fourth Quarter Earnings Announcement
-end-

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.
Date: July 26, 2006	By:	/s/ Frank P. Simpkins
Frank P. Simpkins
Vice President Finance and Corporate Controller